As filed with the Securities and Exchange Commission on March 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ATHIRA PHARMA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	45-3368487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18706 North Creek Parkway, Suite 104

Bothell, WA 98011

(Address of principal executive offices, including zip code)

2020 Equity Incentive Plan
2020 Employee Stock Purchase Plan

(Full title of the plans)

Mark Litton, Ph.D.

President and Chief Executive Officer

Athira Pharma, Inc.

18706 North Creek Parkway, Suite 104

Bothell, WA 98011

(425) 620-8501

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael Nordtvedt

Bryan D. King

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

(206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

TABLE OF CONTENTS

Item 3. Incorporation by Reference
Item 8. Exhibits
Signatures

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Athira Pharma, Inc. (the “Registrant”) for the purpose of registering 1,868,953 shares of common stock of the Registrant under the Athira Pharma, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and 373,790 shares of common stock of the Registrant under the Athira Pharma, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”). Accordingly, contents of (i) the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on September 18, 2020 (File No. 333-248910) and (ii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 26, 2021 (File No. 333-254735) (together, the “Previous Forms S-8”), including the information incorporated by reference therein and the periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8 (the “Registration Statement”).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 28, 2022 pursuant to Section 13(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

(3) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-39503) filed with the Commission on September 9, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.Exhibits.

Exhibit Number	Exhibit Description	Form	Incorporated by Reference		Filing Date
			File No.	Exhibit

4.1	Specimen common stock certificate of the Registrant	S-1/A	333-248428	4.1	September 14, 2020

4.2	2020 Equity Incentive Plan.	S-1/A	333-248428	10.5	September 8, 2020

4.3	Form of Stock Option Agreement under the 2020 Equity Incentive Plan	S-1/A	333-248428	10.6	September 8, 2020

4.4	Form of Restricted Stock Award Agreement under the 2020 Equity Incentive Plan	S-1/A	333-248428	10.7	September 8, 2020

4.5	Form of RSU Agreement under the 2020 Equity Incentive Plan	S-1/A	333-248428	10.8	September 8, 2020

4.6	2020 Employee Stock Purchase Plan and Form of Subscription Agreement thereunder	S-1/A	333-248428	10.10	September 8, 2020

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on March 28, 2022.

ATHIRA PHARMA, INC.

By:	/s/ Mark Litton
Mark Litton, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Litton and Glenna Mileson, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Litton Mark Litton	President, Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2022

/s/ Glenna Mileson Glenna Mileson	Chief Financial Officer (Principal Accounting and Financial Officer)	March 28, 2022

/s/ Kelly A. Romano Kelly A. Romano	Chair of the Board of Directors	March 28, 2022

/s/ Joseph Edelman Joseph Edelman	Director	March 28, 2022

/s/ John M. Fluke, Jr. John M. Fluke, Jr.	Director	March 28, 2022

/s/ James A. Johnson James A. Johnson	Director	March 28, 2022

/s/ Barbara Kosacz Barbara Kosacz	Director	March 28, 2022

/s/ Michael Panzara Michael Panzara	Director	March 28, 2022

/s/ Grant Pickering Grant Pickering	Director	March 28, 2022